Exhibit 10.1

CYGNE DESIGNS, INC.

2006 INCENTIVE PLAN

1. Purpose. The purpose of the Cygne Designs, Inc. 2006 Incentive Plan (the “Plan”) is to attract, motivate, reward and retain key personnel of Cygne Designs, Inc., a Delaware corporation, and its successors (the “Company”), and affiliates through the use of equity-based and cash incentive compensation awards (“Awards”).

2. Aggregate Share Limitation. Subject to adjustment as provided in Section 12 below, the total number of shares of common stock, $.01 par value (the “Common Stock”) which may be issued pursuant to the Plan shall not exceed 3,000,000 shares (the “Authorized Shares”). In determining the number of Authorized Shares available for issuance under the Plan at any time after the Effective Date, the following shares be deemed not to have been issued (and will remain available for issuance) pursuant to the Plan: (i) shares subject to an Award that is forfeited, canceled, terminated or settled in cash, (ii) shares repurchased by the Company from the recipient of an Award for not more than the original purchase price of such shares or forfeited to the Company by the recipient of an Award, and (iii) shares withheld or tendered by the recipient of an Award as payment of the exercise or purchase price under an Award or the tax withholding obligations associated with an Award.

3. Annual Individual Award Limitations. Subject to adjustment as provided in Section 12 below, the maximum number of shares of Common Stock with respect to which options or stock appreciation rights (“SARs”) may be granted during any calendar year to any employee is 600,000. With respect to performance-based Awards pursuant to Section 9 valued by reference to Common Stock at the date of grant, subject to adjustment as provided in Section 12 below, the maximum number of shares of Common Stock that may be “earned” by any employee during any calendar year is 600,000. With respect to performance-based Awards pursuant to Section 9 not valued by reference to Common Stock at the date of grant (so that the foregoing limitation would not operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4)), the maximum amount that may be “earned” by any employee during any calendar year is $1,000,000. Any “unused” portion of the annual limitation on performance-based Awards that may be “earned” by an employee shall be carried forward on a cumulative basis. For purposes of applying the limitations of this Section 3, (i) an employee’s Award is “earned” upon satisfaction of the applicable performance condition(s), without regard to whether settlement of the Award is deferred or remains subject to a continuing service or other non-performance based condition(s), and (ii) an employee’s annual performance limit is “used” at the time of grant of an Award, without regard to whether the Award is subsequently “earned.”

4. Administration.

(a) Committee. The Plan will be administered by the Company’s Board of Directors (the “Board”) or a committee comprised of at least two (2) members of the Board (the Board in such capacity or such committee being referred to as the “Committee”). The members of the Committee will be appointed by and serve at the pleasure of the Board. Notwithstanding the foregoing, the Board will have sole responsibility and authority for matters relating to the grant and administration of Awards to non-employee directors of the Company, and reference herein to the Committee with respect to any such matters will be deemed to refer to the Board.

(b) Responsibility and Authority of Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and full power and authority to (i) select the persons to whom Awards will be made, (ii) prescribe the terms and conditions of each Award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an Award made under the Plan, and (iv) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

(c) Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

(d) Committee Actions. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

(e) Indemnification. The Company shall indemnify and hold harmless each member of the Board, the Committee or any subcommittee appointed by the Committee and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

5. Eligibility. Awards may be granted under the Plan to present or future employees of the Company or an affiliate of the Company and to directors of, or consultants to, the Company or an affiliate who are not employees, provided that incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), may only be granted to employees of the Company or a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

6. Stock Option Awards. Stock options granted under the Plan will have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the option is granted or, if the holder’s rights are not adversely affected, at any subsequent time. The Committee may impose restrictions on shares acquired upon, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of options granted under the Plan.

(a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the Fair Market Value (as defined in Section 11 below) of a share of Common Stock on the date the option is granted, provided that, in the case of an Incentive Stock Option granted to a “10% stockholder” within the meaning of Section 422(b)(6) of the Code, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock on the date the option is granted.

(b) Option Term. Unless sooner terminated in accordance with its terms, an option will automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an Incentive Stock Option granted to a “10% stockholder”).

(c) Manner of Exercise. An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of shares to be purchased pursuant to that option, together with payment of the exercise price, and by satisfying the applicable tax withholding obligations pursuant to Section 13. The Committee may establish such rules and procedures as it deems appropriate for the exercise of options under the Plan. The Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure, in the form of unrestricted shares of Common Stock (to the extent of the Fair Market Value thereof) or, subject to applicable law, by any other form of consideration deemed appropriate.

(d) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made and the applicable tax withholding obligation has been satisfied or provided for. The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

(e) Nontransferability of Options. No option granted under the Plan may be assigned or transferred except upon the option holder’s death to a beneficiary designated by the option holder in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the option holder, pursuant to the option holder’s will or by the laws of descent and distribution; and each such option may be exercised during the option holder’s lifetime only by the option holder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit an option holder to transfer an option (other than an Incentive Stock Option), in whole or in part, to such persons and/or entities as are approved by the Committee from time to time and subject to such terms and conditions as the Committee may determine from time to time.

(f) Termination of Employment or Other Service. The Committee may establish such exercisability and other conditions applicable to an option following the termination of the option holder’s employment or other service with the Company and its subsidiaries (“Termination of Service”) as the Committee deems appropriate on a grant-by-grant basis.

(g) Limitation on Repricing of Options. Unless and except to the extent otherwise approved by the stockholders of the Company, the “repricing” of options granted under the Plan shall not be permitted. For this purpose, “repricing” means: (i) amending the terms of an option after it is granted to lower its exercise price, (ii) canceling an option at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying shares, in exchange for another option, restricted stock or other equity award and (iii) any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that a cancellation, exchange or other modification to an option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 12 (relating to capital and other corporate changes) will not be deemed a repricing.

7. Stock Appreciation Rights. A stock appreciation right (“SAR”) constitutes a right of the holder to receive, in cash and/or shares of Common Stock of equivalent value, as determined by the Committee in its sole discretion, an amount equal to the Fair Market Value of a share of Common Stock on the applicable exercise or designated settlement date minus a specified base price. SARs granted under the Plan will have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the SAR is granted or, if the holder’s rights are not adversely affected, at any subsequent time. The Committee may impose restrictions on the settlement of SARs, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of SARs granted under the Plan.

(a) Types of SARs. SARs may be awarded in conjunction with a stock option award (“tandem SARs”) or independent of any stock option award (“stand-alone SARs”). A tandem SAR may be awarded either at or after the time the related option award is granted, provided that a tandem SAR awarded in conjunction with an Incentive Stock Option may only be awarded at the time the ISO is granted.

(b) Base Price. The base price per share of Common Stock covered by an SAR granted under the Plan may not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted, provided that, in the case of a tandem SAR awarded in conjunction with an Incentive Stock Option granted to a “10% stockholder,” the base price may not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c) SAR Term. Unless sooner terminated in accordance with its terms, a stand-alone SAR will automatically expire on the tenth anniversary of the date it is granted and a tandem SAR will expire upon the expiration of the related option.

(d) Exercise of SARs. Except as otherwise provided herein, a tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the related option is exercisable. The exercise of a tandem SAR will terminate the related option to the extent of the shares of Common Stock with respect to which the SAR is exercised, and vice versa. An outstanding and exercisable SAR may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the SAR that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Committee may require, and by satisfying the applicable tax withholding obligations pursuant to Section 13. The Committee may establish such rules and procedures as it deems appropriate for the exercise of SARs under the Plan. Upon the exercise of an SAR (or designated settlement date, if applicable), the holder will be entitled to receive an amount, in cash and/or shares of Common Stock as determined by the Committee, equal to the product of (i) the number of shares of Common Stock with respect to which the SAR is being exercised (or settled) and (ii) the difference between the Fair Market Value of a share of Common Stock on the date the SAR is exercised (or settled) and the base price per share of the SAR.

(e) Nontransferability of SARs. No SARs granted under the Plan may be assigned or transferred except upon the SAR holder’s death to a beneficiary designated by the SAR holder in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the SAR holder, pursuant to the SAR holder’s will or by the laws of descent and distribution; and each such SAR may be exercised during the SAR holder’s lifetime only by the SAR holder.

(f) Termination of Employment or Other Service. The Committee may establish such exercisability and other conditions applicable to an SAR following the recipient’s Termination of Service as the Committee deems appropriate on a grant-by-grant basis.

8. Restricted Stock and Restricted Stock Unit Awards. The Committee may grant stock Awards upon such terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. A stock Award may take the form of the issuance and transfer to the recipient of shares of restricted stock or a grant of restricted stock units representing a right to receive shares of Common Stock in the future and, in either case, may be subject to designated vesting conditions, repurchase rights and transfer restrictions.

(a) Minimum Purchase Price. The purchase price payable for shares of Common Stock transferred pursuant to a stock Award must be at least equal to their par value, unless other lawful consideration is received by the Company for the issuance of the shares or treasury shares are delivered in connection with the Award.

(b) Stock Certificates for Restricted Stock. Restricted Stock may be evidenced by book entries on the Company’s stock transfer records pending satisfaction of the applicable vesting conditions or such other method approved by the Committee. If a stock certificate for shares is issued before the restricted stock vests, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the restricted stock, and the Company may require that any or all such stock certificates be held in custody by the Company until the applicable conditions are satisfied and other restrictions lapse. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for restricted stock, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the Award.

(c) Issuance of Stock Certificates Upon Vesting. The recipient of a restricted stock or restricted stock unit award will be entitled to receive a certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law), for vested shares covered by the Award, subject, however, to the payment or satisfaction of withholding tax obligations in accordance with Section 13.

(d) Rights as a Stockholder. Unless otherwise determined by the Committee, (i) the recipient of restricted stock will be entitled to receive dividend payments on the shares of restricted stock and the recipient of restricted stock units will be entitled to receive dividend equivalent payments on or with respect to the shares that remain covered by the Award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying Award), (ii) the recipient of restricted stock may exercise voting rights, and (iii) the recipient of restricted stock or restricted stock units will have no other rights as a stockholder with respect to such shares unless and until the shares are issued to him free of all conditions and restrictions under the Plan.

(e) Nontransferability. With respect to any Award of restricted stock or restricted stock units, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the Award nor any shares of Common Stock issued pursuant to the Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company in accordance with the terms of the Award or the Plan. Any attempt to do any of the foregoing before such time shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the shares or the Award, as the case may be.

(f) Termination of Service Before Vesting; Forfeiture. Unless the Committee determines otherwise, an Award of restricted stock or restricted stock units will be forfeited upon the recipient’s Termination of Service. If restricted stock is forfeited, any certificate representing shares will be canceled on the books of the Company and the recipient will be entitled to receive from the Company an amount equal to any cash purchase price paid by him for such shares. If restricted stock units are forfeited, the recipient will have no further right to receive the shares of Common Stock represented by such units.

9. Performance-Based Awards.

(a) General. The Committee may condition the grant, exercise, vesting or settlement of equity-based Awards on the achievement of specified performance goals in accordance with this Section 9. In addition, incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as and paid in cash amounts, may be granted under this Section, which Awards may be earned by achievement of specified performance goals in accordance with this Section. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee.

(b) Objective Performance Goals. A performance goal established in connection with an Award covered by this Section must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date not later than 90 days after the commencement of the performance period when fulfillment is substantially uncertain and in any event before completion of 25% of the performance period, and (3) based on any one or more of the following business criteria (which may be applied to an individual, a subsidiary, a business unit or division, or the Company and any one or more of its subsidiaries, business units or divisions as a group, as determined by the Committee):

(i) total revenue or any key component thereof;

(ii) operating income, pre-tax or after-tax income from continuing operations, EBIT, EBITDA or net income;

(iii) cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv) earnings per share or earnings per share from continuing operations (basic or diluted);

(v) return on capital employed, return on invested capital, return on assets or net assets;

(vi) after-tax return on stockholders’ equity;

(vii) economic value created;

(viii) value of the Common Stock or total return to stockholders;

(ix) value of an investment in the Common Stock assuming the reinvestment of dividends;

(x) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, implementation of efficiencies or cost savings, cost targets, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures; and/or

(xi) a combination of any or all of the foregoing criteria. The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted for Awards intended to qualify as “performance-based” under Section 162(m) of the Code, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

(c) Calculation of Performance-Based Award. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section are achieved and the extent to which each performance-based Award has been earned. The Committee may not exercise its discretion to enhance the value of an Award that is subject to performance-based conditions imposed under this Section.

10. Other Equity-Based Awards. The Committee may grant dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based Awards to eligible persons, subject to such terms and conditions as it may establish. Awards made pursuant to this Section 10 may entail the transfer of shares of Common Stock to an Award recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of applicable tax and/or other laws. Without limiting the foregoing, in order to comply with applicable foreign laws, the Committee may establish such sub-plans or programs (and apply for and obtain governmental or regulatory approvals or exemptions therefor) and modify exercise procedures and other terms and conditions applicable to Awards as may be necessary or desirable under such laws.

11. Fair Market Value. For Plan purposes, unless otherwise required by the Code or determined by the Committee, the “Fair Market Value” of a share of Common Stock on any date is: (a) if such Common Stock shall then be listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, (b) if such Common Stock shall not be listed to trading on a national securities exchange, then the average of the closing bid and asked prices for the over-the-counter market, or (c) if none of the foregoing is applicable, then the fair market value of a share of Common Stock shall be determined in good faith by the Committee in its discretion.

12.	Capital Changes, Reorganization, Sale.

(a) Adjustments upon Changes in Capitalization. The aggregate number and class of shares issuable pursuant to the Plan, the maximum number of shares with respect to which options, SARs or other performance-based equity Awards may be granted to or earned by any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option, the number and class of shares and the base price per share covered by each outstanding SAR, the number and class of shares covered by each outstanding restricted stock unit or other-equity-based Award and any per-share base or purchase price or target market price included in the terms of any such Award and related terms shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b) Acceleration of Vesting Upon Change of Control. If there is a “Change of Control” of the Company (as defined in subsection (f) below), then (i) all outstanding options and SARs shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related option or SAR agreements have been satisfied, and each holder of such Award shall have the right to exercise his or her options and/or SARs for as long thereafter as the option or SAR shall remain in effect in accordance with its terms and the provisions hereof, subject to Section 12(c) hereof, and (ii) the Board, acting in its discretion, may accelerate vesting of all other non-vested Awards.

(c) Conversion of Options and SARs on Stock for Stock Exchange. If the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company) (an “Exchange Transaction”), all outstanding options shall be converted into options to purchase shares of Exchange Stock and all outstanding SARs shall be converted into SARs relating to shares of Exchange Stock unless the Board, in its sole discretion, determines that all such options and/or SARs shall instead terminate, in which case the Company shall notify the option holders and SAR holders in writing or electronically, at least fifteen days prior to the consummation of the Exchange Transaction, that the option and SAR holders shall have the right, contingent upon the occurrence of the Exchange Transaction, to exercise all of his or her outstanding options and SARs in full (whether or not the vesting conditions, if any, set forth in the related option and SAR agreements have been satisfied) for the period specified in the notice (but in any case not less than fifteen days from the date of such notice), provided that, if the Exchange Transaction does not take place within the specified period in the notice for any reason whatsoever, the notice and any exercise pursuant thereto shall be null and void. The amount and exercise or base price of converted options and SARs shall be determined by adjusting the amount and price of the options and SARs granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. To the extent provided in subsection (b) above, the converted options and SARs shall be fully vested whether or not the vesting requirements set forth in the option or SAR agreement have been satisfied. The Board, acting in its discretion, may provide for cash settlement and/or make such other adjustments to the terms of any other outstanding Award as it deems appropriate in the context of an Exchange Transaction.

(d) Fractional Shares. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such Award will cover only the number of full shares resulting from the adjustment.

(e) Determination of Board to be Final. All adjustments under this Section 12 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an option holder agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made in such a manner so as not to constitute a “modification” as defined in Section 424(h) of the Code and so as not to cause the option holder’s Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option.

(f) Change of Control Defined. For purposes hereof, a “Change of Control” of the Company is deemed to occur if (1) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (x) a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (y) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets; (2) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (3) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall become the beneficial owner (within the meaning of Rule 13d-3 under said Act) of 40% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

13. Tax Withholding. As a condition to the exercise of any Award, the delivery of any shares of Common Stock pursuant to any Award, the lapse of restrictions on any Award or the settlement of any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or an affiliate relating to an Award (including, without limitation, an income tax deferral arrangement pursuant to which employment tax is payable currently), the Company and/or the affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 13 by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules); provided, however, that no shares may be withheld if and to the extent that such withholding would result in the recognition of additional accounting expense by the Company.

14. Amendment and Termination. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would (a) increase the aggregate number of shares of Common Stock issuable under the Plan or the maximum number of shares with respect to which options, SARs or other equity Awards may be granted to any employee in any calendar year, (b) modify the class of persons eligible to receive Awards under the Plan or (c) otherwise require stockholder approval under applicable law or exchange or market requirements, shall, to the extent required by applicable law or exchange or market requirements, be subject to the approval of the Company’s stockholders. No amendment or termination may affect adversely any outstanding Award without the written consent of the Award recipient.

15.	General Provisions.

(a) Shares Issued Under Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock will be issued under the Plan.

(b) Compliance with Law. The Company will not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(c) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d) No Employment or Other Rights. Nothing contained in the Plan or in any Award agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Company or an affiliate or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service.

(e) Decisions and Determinations Final. Except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, the Committee shall have full power and authority to interpret the Plan and any Award agreement made under the Plan and to determine all issues which arise thereunder or in connection therewith, and the decision of the Board or the Committee, as the case may be, shall be binding and conclusive on all interested persons.

(f) Nonexclusivity of the Plan. No provision of the Plan, and neither its adoption Plan by the

Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and Awards which do not qualify as “performance-based compensation” under Section 162(m) of the Code.

16. Governing Law. All rights and obligations under the Plan and each Award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

17. Term of the Plan. The Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.